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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2004, relating to the consolidated financial statements of OmniVision Technologies, Inc., which appears in OmniVision Technologies, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2004. We also consent to the incorporation by reference of our report dated July 14, 2004, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
July 16, 2004